                                                                      EXHIBIT 21


                   SUBSIDIARIES OF VARCO INTERNATIONAL, INC.
                                 ALL 100% OWNED


                                                       JURISDICTION OF
                                                       INCORPORATION            ADDRESS
                                                       -------------            -------
Best Industries, Inc.                                  Texas                    12950 West Little York
                                                                                      Houston, Texas 77041
                                                                                      --------------------

Martin-Decker TOTCO, Inc.                              Texas                    1200 Cypress Creek Road
                                                                                      Cedar Park, Texas 78613
                                                                                      -----------------------

Varco Shaffer, Inc.                                    Texas                    12950 W. Little York
                                                                                      Houston, Texas 77041
                                                                                      --------------------

Varco International Inc                                Singapore                No. 8 Sixth Lok Yang Road
Pte Ltd                                                                               Jurong
                                                                                      Singapore 2262
                                                                                      --------------

Varco BJ Oil Tools B.V.                                The Netherlands          Nijverheidsweg 45
                                                                                      4879 AP Etten-Leur
                                                                                      P.O. Box 17, 4870 AA Etten-Leur
                                                                                      The Netherlands
                                                                                      ---------------

Varco (U.K.) Limited                                   United Kingdom           Forties Road, Montrose
                                                                                      Angus, Scotland
                                                                                      ---------------

Varco BJ FSC Inc.                                      Barbados                 743 No. Eckhoff Street
                                                                                      Orange, California 92668
                                                                                      ------------------------

Varco International (Canada)Ltd.                       Alberta,                 Bay 15 - 2916 5th Ave. N.E.L
                                                       Canada                   Calgary, Alberta T2A 6M7
                                                                                      Canada
                                                                                      ------

Rig Technology Limited                                 United Kingdom           Badentoy Park Portlethen
                                                                                      Aberdeen, Scotland
                                                                                      ------------------

Varco Del Venezuela CA                                 Venezuela                743 No. Eckhoff Street
                                                                                Orange, California 92668
                                                                                ------------------------

                                                                      EXHIBIT 21
                                                                     Page 2 of 2


                             JURISDICTION OF
INACTIVE SUBSIDIARIES         INCORPORATION         ADDRESS
---------------------         -------------         -------

Varco Marine Tools
  International, Inc.         Texas                 12950 West Little York
                                                          Houston, Texas 77041
                                                          --------------------

Varco-Disc                    California            743 No. Eckhoff Street
                                                    Orange, California 92668
                                                    ------------------------

Best Disc                     Texas                 12950 West Little York
                                                          Houston, Texas 77041
                                                          ---------------------

Varco Eastern, Inc.           California            743 No. Eckhoff Street
                                                    Orange, California 92668
                                                    ------------------------

Metrox, Inc.                  California            743 No. Eckhoff Street
                                                    Orange, California 92668
                                                    ------------------------

Varco de Mexico
  Holdings, Inc.              California            743 No. Eckhoff Street
                                                    Orange, California 92668
                                                    ------------------------

Varco Singapore, Ltd.         California            743 No. Eckhoff Street
                                                    Orange, California 92668
                                                    ------------------------

Varco Middle East             California            743 No. Eckhoff Street
                                                    Orange, California 92668
                                                    ------------------------

Varco Electronics, Inc.       California            743 No. Eckhoff Street
                                                    Orange, California 92668
                                                    ------------------------

Varco Electronics Disc        California            743 No. Eckhoff Street
                                                    Orange, California 92668
                                                    ------------------------